News Release

Unisys Announces 4Q and Full-Year 2024 Results
Company Exceeds Profitability Guidance and Meets Revenue Guidance, Significantly Improves Operating and Free Cash Flow Year over Year
•Full-year gross profit margin of 29.2%, up 180 bps year over year (YoY); Excluding License and Support (Ex-L&S)(13) gross profit margin of 17.6%, an improvement of 250 bps YoY
•Full-year operating profit margin of 4.8%, an improvement of 100 bps YoY; non-GAAP operating profit(6) margin of 8.8%, an improvement of 180 bps YoY
•Full-year revenue of $2,008.4 million, (0.3)% YoY as reported and in constant currency(1); in-line with the company's full-year guidance
•Full-year operating cash flow of $135.1 million compared to $74.2 million in 2023, and free cash flow(9) of $55.3 million compared to ($4.5) million in 2023
•Full-year New Business(5) Total Contract Value (TCV)(3) of $791 million, an increase of 29% YoY driven by new logo signings
•Company issues full-year 2025 guidance of 0.5% to 2.5% YoY revenue growth in constant currency and 6.5% to 8.5% non-GAAP operating profit margin

BLUE BELL, Pa., February 18, 2025 – Unisys Corporation (NYSE: UIS) reported financial results for the fourth quarter and full year 2024.
"In 2024, we exceeded the top end of our upwardly revised profitability guidance range and met our revenue guidance," said Unisys Chair and CEO Peter A. Altabef. "We have improved the profitability of our Ex-L&S solutions and are seeing positive consumption trends and long-term client commitment to our highly profitable L&S platforms. We laid a strong foundation for future growth, signing 29% more New Business TCV driven by New Logo signings, which we believe validates the increasing recognition our solutions are receiving from our clients, prospects, industry analysts and advisors."
Unisys Chief Financial Officer Deb McCann said, "We are continuing to execute our strategy to enhance pre-pension and postretirement free cash flow, which nearly doubled to $82 million for the full year. We believe we have a solid liquidity position and expect rising Ex-L&S profit contribution, operational efficiency and improved cash conversion will allow us to fund our future pension contributions and organic investments for profitable growth."

Financial Highlights
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

(In millions, except numbers presented as percentages)	4Q24	4Q23	FY24	FY23
Revenue	$545.4	$557.6	$2,008.4	$2,015.4
YoY revenue growth	(2.2)%		(0.3)%
YoY revenue growth in constant currency	(1.5)%		(0.3)%
Ex-L&S revenue	$393.7	$413.3	$1,576.9	$1,586.3
YoY revenue growth	(4.7)%		(0.6)%
YoY revenue growth in constant currency	(4.8)%		(0.6)%
License and Support (L&S)(12) revenue	$151.7	$144.3	$431.5	$429.1
YoY revenue growth	5.1%		0.6%
YoY revenue growth in constant currency	8.4%		0.8%

Gross profit	$175.0	$181.2	$585.9	$551.3
Gross profit percent	32.1%	32.5%	29.2%	27.4%
Ex-L&S gross profit	$61.9	$68.4	$277.6	$240.0
Ex-L&S gross profit percent	15.7%	16.5%	17.6%	15.1%

Operating profit	$48.6	$44.0	$97.4	$76.9
Operating profit percent	8.9%	7.9%	4.8%	3.8%
Non-GAAP operating profit	$63.3	$64.0	$176.4	$140.8
Non-GAAP operating profit percent	11.6%	11.5%	8.8%	7.0%

Net income (loss) attributable to Unisys Corporation	$30.0	($165.3)	($193.4)	($430.7)
Non-GAAP net income attributable to Unisys Corporation(8)	$24.2	$35.4	$32.1	$41.7

EBITDA(7)	$90.3	($103.6)	$39.8	($204.5)
Adjusted EBITDA(7)	$91.4	$100.4	$292.1	$285.9
Adjusted EBITDA as a percentage of revenue	16.8%	18.0%	14.5%	14.2%
Fourth Quarter 2024 Results
Revenue for the fourth quarter of 2024 declined 2.2% YoY, a 1.5% decrease in constant currency, and Ex-L&S revenue declined 4.7% YoY, a 4.8% decrease in constant currency, primarily driven by lower volume with existing clients.
Gross profit margin the fourth quarter of 2024 declined 40 bps YoY and Ex-L&S gross profit margin declined 80 bps YoY, primarily due to higher cost reduction charges.
Net income attributable to Unisys Corporation in the fourth quarter of 2024 includes a gain of $40 million related to a favorable settlement of a litigation matter, for which the company received payment of $15 million as of December 31, 2024. The remaining related amount is due mid-2025.

Financial Highlights by Segment

(In millions, except numbers presented as percentages)	4Q24	4Q23	FY24	FY23
Digital Workplace Solutions (DWS):
Revenue	$128.2	$139.2	$523.5	$546.1
YoY revenue growth	(7.9)%		(4.1)%
YoY revenue growth in constant currency	(8.2)%		(4.2)%
Gross profit	$20.4	$21.3	$82.1	$76.2
Gross profit percent	15.9%	15.3%	15.7%	14.0%

Cloud, Applications & Infrastructure Solutions (CA&I):
Revenue	$132.1	$138.9	$526.9	$531.0
YoY revenue growth	(4.9)%		(0.8)%
YoY revenue growth in constant currency	(5.2)%		(0.8)%
Gross profit	$20.3	$22.7	$87.1	$81.9
Gross profit percent	15.4%	16.3%	16.5%	15.4%

Enterprise Computing Solutions (ECS):
Revenue	$208.9	$203.0	$651.3	$648.0
YoY revenue growth	2.9%		0.5%
YoY revenue growth in constant currency	6.2%		1.3%
Gross profit	$135.2	$136.9	$391.9	$396.6
Gross profit percent	64.7%	67.4%	60.2%	61.2%
Fourth Quarter 2024 Segment Results
DWS revenue for the fourth quarter of 2024 declined 7.9% YoY, an 8.2% decrease in constant currency, primarily driven by lower volume with existing clients. DWS gross profit margin for the fourth quarter of 2024 was 15.9%, an increase of 60 bps YoY, and for the full year was 15.7%, an increase of 170 bps. The increase in gross profit margin was primarily driven by delivery modernization and efficiency initiatives.
CA&I revenue for the fourth quarter of 2024 declined 4.9% YoY, a 5.2% decrease in constant currency, primarily driven by lower hardware revenue and volume with existing clients. CA&I gross profit margin for the fourth quarter of 2024 was 15.4%, a decrease of 90 bps YoY. Full-year CA&I gross profit percent was 16.5%, an increase of 110 bps, primarily driven by labor cost savings initiatives.
ECS revenue for the fourth quarter of 2024 increased 2.9% YoY, a 6.2% increase in constant currency, driven by the timing of software license renewals. ECS gross profit margin for the fourth quarter of 2024 was 64.7%, a decrease of 270 bps YoY, primarily driven by a higher proportion of hardware revenue, which has a lower gross margin relative to license renewals.
Balance Sheet and Cash Flow

(In millions)	4Q24	4Q23	FY24	FY23
Cash and cash equivalents			$376.5	$387.7

Cash provided by operations	$76.6	$23.0	$135.1	$74.2
Free cash flow	$55.7	$4.0	$55.3	($4.5)
Pre-pension and postretirement free cash flow(10)	$61.8	$10.7	$82.4	$43.5
Adjusted free cash flow(11)	$67.0	$30.9	$104.6	$120.5

Full-year 2024 free cash flow improved by $59.8 million YoY due to lower international pension contributions and favorable settlements of legal and other matters.
Sales Metrics

(In millions, except numbers presented as percentages)	Amount	YoY Change	QoQ Change*
4Q24
TCV
Total company	$752	(35)%	107%
Ex-L&S New Business	$218	24%	26%
Ex-L&S Renewals	$312	(62)%	225%
L&S Renewals	$222	46%	139%
FY24
TCV
Total company	$1,946	(11)%
Ex-L&S New Business	$791	29%
Ex-L&S Renewals	$633	(50)%
L&S Renewals	$522	77%
*QoQ - quarter over quarter
In the fourth quarter and full-year 2024, total company TCV and Ex-L&S TCV declined primarily driven by the timing of renewals, partially offset by strong growth in New Business.
Backlog(2) was $2.84 billion for the fourth quarter 2024 compared to $3.01 billion for the fourth quarter of 2023 and $2.80 billion in the third quarter of 2024. The YoY decrease was primarily driven by the timing of Ex-L&S contract renewals and movement in foreign exchange.
2025 Financial Guidance
The company has issued full-year 2025 revenue growth and profitability guidance:

Guidance
Revenue growth in constant currency	0.5% to 2.5%
Non-GAAP operating profit margin	6.5% to 8.5%
Constant currency revenue guidance translates to reported revenue growth of (1.9)% to 0.1% based on exchange rates as of January 31, 2025, and assumes L&S revenue of approximately $390 million and Ex-L&S constant currency revenue growth of 1.0% to 5.0%.
Conference Call
Unisys will hold a conference call with the financial community on Wednesday, February 19 at 8 a.m. Eastern Time to discuss the results of the fourth quarter and full-year 2024 and financial guidance for 2025.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A webcast replay will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-877-344-7529 for domestic callers or 1-412-317-0088 for international callers and entering access code 6837798 from two hours after the end of the call until March 5, 2025.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents future revenue associated with contracted work which has not yet been delivered or performed. Although the company believes this revenue will be recognized, it may, for commercial reasons, allow the orders to be canceled, with or without penalty.

(3) Total Contract Value (TCV) – Represents the estimated revenue related to contracts signed in the period without regard for cancellation terms. New Business TCV represents TCV attributable to expansion and new scope for existing clients and new logo contracts.

(4) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(5) New Business – Represents expansion and new scope for existing clients and new logo contracts.

(6) Non-GAAP operating profit – This measure excludes pretax pension and postretirement expense, pretax goodwill impairment charge and pretax charges or gains associated with certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings, and cost-reduction activities and other expenses.

(7) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension and postretirement expense; goodwill impairment charge, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost-reduction activities and other expenses; non-cash share-based expense; and other (income) expense adjustments.

(8) Non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share – These measures excluded pension and postretirement expense and charges or (credits) in connection with goodwill impairment; certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings (loss) per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(9) Free cash flow – Represents cash flow from operations less capital expenditures.

(10) Pre-pension and postretirement free cash flow – Represents free cash flow before pension and postretirement contributions.

(11) Adjusted free cash flow – Represents free cash flow less cash used for pension and postretirement funding; certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other payments.

(12) License and Support (L&S) – Represents software license and related support revenue within the company's ECS segment.

(13) Excluding License and Support (Ex-L&S) – These measures exclude revenue, gross profit and gross profit margin in connection with software license and support revenue within the company’s ECS segment. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be significant and impactful based on timing, and related support services in order to evaluate the company’s business outside of these areas.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Unisys cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Unisys’ ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and that TCV is based, in part, on the assumption that each of those contracts will continue for their full contracted term. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Forward-looking statements in this release and the accompanying presentation include, but are not limited to, statements made in Mr. Altabef's and Ms. McCann's quotations, any projections or expectations of revenue growth, margin expansion, achievement of operational efficiencies and savings, investments in our solutions and artificial intelligence adoption and innovation, TCV and New Business TCV, the impact of new logo signings, backlog, book-to-bill(4), full-year 2025 revenue growth and profitability guidance, including constant currency revenue, Ex-L&S revenue growth, L&S revenue, non-GAAP operating profit margin, free cash flow generation and the assumptions and other expectations made in connection with our full-year 2025 financial guidance, our pension liability, future economic benefits from net operating losses and statements regarding future economic conditions or performance.
Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only and while Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and

Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Information
This release includes certain non-GAAP financial measures that exclude certain items such as postretirement expense; certain legal and other matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance.
Non-GAAP financial measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results and to isolate in some instances the impact of software license renewals, which tend to be lumpy, and related support services in order to evaluate the company’s business outside of these areas. These items are uncertain, depend on various factors, and could have a material impact on the company's GAAP results for the applicable period. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below except for financial guidance and other forward-looking information since such a reconciliation is not practicable without unreasonable efforts as the company is unable to reasonably forecast certain amounts that are necessary for such reconciliation. This information has been provided pursuant to the requirements of SEC Regulation G.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – cloud, AI, digital workplace, logistics and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what's possible for more than 150 years, visit unisys.com and follow us on LinkedIn.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com
###
RELEASE NO.: 0218/9988
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.
UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue
Services	$417.5	$429.8	$1,665.3	$1,665.9
Technology	127.9	127.8	343.1	349.5
	545.4	557.6	2,008.4	2,015.4
Costs and expenses
Cost of revenue:
Services	311.4	318.8	1,247.3	1,282.4
Technology	59.0	57.6	175.2	181.7
	370.4	376.4	1,422.5	1,464.1
Selling, general and administrative	118.7	129.0	424.2	450.3
Research and development	7.7	8.2	25.2	24.1
Goodwill impairment	—	—	39.1	—
	496.8	513.6	1,911.0	1,938.5
Operating income	48.6	44.0	97.4	76.9
Interest expense	8.2	7.9	31.9	30.8
Other income (expense), net	18.9	(176.7)	(140.8)	(393.9)
Earnings (loss) before income taxes	59.3	(140.6)	(75.3)	(347.8)
Provision for income taxes	28.8	23.6	117.9	79.3
Consolidated net earnings (loss)	30.5	(164.2)	(193.2)	(427.1)
Net income attributable to noncontrolling interests	0.5	1.1	0.2	3.6
Net income (loss) attributable to Unisys Corporation	$30.0	$(165.3)	$(193.4)	$(430.7)
Earnings (loss) per share attributable to Unisys Corporation
Basic	$0.43	$(2.42)	$(2.79)	$(6.31)
Diluted	$0.41	$(2.42)	$(2.79)	$(6.31)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended December 31, 2024
Revenue	$545.4	$128.2	$132.1	$208.9	$76.2
Gross profit percent	32.1%	15.9%	15.4%	64.7%
Three Months Ended December 31, 2023
Revenue	$557.6	$139.2	$138.9	$203.0	$76.5
Gross profit percent	32.5%	15.3%	16.3%	67.4%

	Total	DWS	CA&I	ECS	Other
Year Ended December 31, 2024
Revenue	$2,008.4	$523.5	$526.9	$651.3	$306.7
Gross profit percent	29.2%	15.7%	16.5%	60.2%
Year Ended December 31, 2023
Revenue	$2,015.4	$546.1	$531.0	$648.0	$290.3
Gross profit percent	27.4%	14.0%	15.4%	61.2%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$376.5	$387.7
Accounts receivable, net	467.2	454.5
Contract assets	16.0	11.7
Inventories	16.4	15.3
Prepaid expenses and other current assets	106.3	101.8
Total current assets	982.4	971.0
Properties	396.2	396.4
Less – Accumulated depreciation and amortization	339.1	332.1
Properties, net	57.1	64.3
Outsourcing assets, net	24.0	31.6
Marketable software, net	165.0	166.2
Operating lease right-of-use assets	38.4	35.4
Prepaid pension and postretirement assets	25.6	38.0
Deferred income taxes	96.6	114.0
Goodwill	247.9	287.4
Intangible assets, net	35.5	42.7
Restricted cash	14.1	9.0
Other long-term assets	185.7	205.8
Total assets	$1,872.3	$1,965.4
Total liabilities and deficit
Current liabilities:
Current maturities of long-term debt	$5.0	$13.0
Accounts payable	97.9	130.9
Deferred revenue	210.4	198.6
Other accrued liabilities	314.7	308.4
Total current liabilities	628.0	650.9
Long-term debt	488.2	491.2
Long-term pension and postretirement liabilities	816.4	787.7
Long-term deferred revenue	108.8	104.4
Long-term operating lease liabilities	28.9	25.6
Other long-term liabilities	71.3	44.0
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(283.4)	(151.8)
Noncontrolling interests	14.1	13.4
Total deficit	(269.3)	(138.4)
Total liabilities and deficit	$1,872.3	$1,965.4

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Consolidated net loss	$(193.2)	$(427.1)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Foreign currency losses	14.5	0.2
Non-cash interest expense	1.2	1.2
Employee stock compensation	21.2	17.2
Depreciation and amortization of properties	24.3	29.1
Depreciation and amortization of outsourcing assets	22.6	50.3
Amortization of marketable software	52.3	49.7
Amortization of intangible assets	7.2	9.7
Other non-cash operating activities	(1.2)	(0.2)
Goodwill impairment	39.1	—
Loss on disposal of capital assets	0.2	6.0
Pension and postretirement contributions	(27.1)	(48.0)
Pension and postretirement expense	182.2	388.5
Deferred income taxes, net	35.6	24.5
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Receivables, net and contract assets	(24.5)	4.2
Inventories	(1.7)	—
Other assets	(21.5)	(25.5)
Accounts payable and current liabilities	(20.7)	(20.9)
Other liabilities	24.6	15.3
Net cash provided by operating activities	135.1	74.2
Cash flows from investing activities
Proceeds from foreign exchange forward contracts	3,077.1	2,751.6
Purchases of foreign exchange forward contracts	(3,094.4)	(2,740.4)
Investment in marketable software	(47.5)	(46.0)
Capital additions of properties	(16.0)	(21.3)
Capital additions of outsourcing assets	(16.3)	(11.4)
Purchases of businesses, net of cash acquired	—	(1.2)
Other	(0.3)	(0.9)
Net cash used for investing activities	(97.4)	(69.6)
Cash flows from financing activities
Payments of long-term debt	(15.4)	(16.9)
Financing fees	(0.5)	—
Other	(2.2)	(0.4)
Net cash used for financing activities	(18.1)	(17.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(25.7)	6.7
Decrease in cash, cash equivalents and restricted cash	(6.1)	(6.0)
Cash, cash equivalents and restricted cash, beginning of period	396.7	402.7
Cash, cash equivalents and restricted cash, end of period	$390.6	$396.7

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2024	2023	2024	2023
Net income (loss) attributable to Unisys Corporation		$30.0	$(165.3)	$(193.4)	$(430.7)
Pension and postretirement expense	pretax	11.1	174.4	182.2	388.5
	tax	0.2	(0.1)	0.6	(0.7)
	net of tax	10.9	174.5	181.6	389.2
Goodwill impairment	pretax	—	—	39.1	—
	tax	—	—	—	—
	net of tax	—	—	39.1	—
Certain legal matters, net	pretax	(39.2)	11.9	(40.1)	35.7
	tax	—	—	(2.8)	—
	net of tax	(39.2)	11.9	(37.3)	35.7
Environmental matters	pretax	7.4	7.0	8.8	24.7
	tax	—	—	—	—
	net of tax	7.4	7.0	8.8	24.7
Cost reduction and other expenses, net	pretax	15.2	7.6	33.7	23.8
	tax	0.1	0.3	0.4	1.0
	net of tax	15.1	7.3	33.3	22.8

Non-GAAP net income attributable to Unisys Corporation		$24.2	$35.4	$32.1	$41.7

Weighted average shares (thousands)		69,458	68,402	69,199	68,254
Plus incremental shares from assumed vesting:
	Employee stock plans	3,480	—	—	—
Adjusted weighted average shares		72,938	68,402	69,199	68,254

Weighted average shares (thousands)		69,458	68,402	69,199	68,254
Plus incremental shares from assumed vesting:
	Employee stock plans	3,480	1,365	2,340	945
Non-GAAP adjusted weighted average shares		72,938	69,767	71,539	69,199

Diluted earnings (loss) per share
GAAP basis
Net income (loss) attributable to Unisys Corporation		$30.0	$(165.3)	$(193.4)	$(430.7)
Divided by adjusted weighted average shares		72,938	68,402	69,199	68,254
Diluted earnings (loss) per share		$0.41	$(2.42)	$(2.79)	$(6.31)
Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$24.2	$35.4	$32.1	$41.7
Divided by Non-GAAP adjusted weighted average shares		72,938	69,767	71,539	69,199
Non-GAAP diluted earnings per share		$0.33	$0.51	$0.45	$0.60

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Cash provided by operations	$76.6	$23.0	$135.1	$74.2
Additions to marketable software	(10.8)	(13.1)	(47.5)	(46.0)
Additions to properties	(5.0)	(5.9)	(16.0)	(21.3)
Additions to outsourcing assets	(5.1)	—	(16.3)	(11.4)
Free cash flow	55.7	4.0	55.3	(4.5)
Pension and postretirement funding	6.1	6.7	27.1	48.0
Pre-pension and postretirement free cash flow	61.8	10.7	82.4	43.5
Certain legal (receipts) payments	(6.8)	9.7	(4.8)	30.2
Environmental matters payments	8.7	7.2	17.2	21.8
Cost reduction and other payments, net	3.3	3.3	9.8	25.0
Adjusted free cash flow	$67.0	$30.9	$104.6	$120.5

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income (loss) attributable to Unisys Corporation	$30.0	$(165.3)	$(193.4)	$(430.7)
Net income attributable to noncontrolling interests	0.5	1.1	0.2	3.6
Interest expense, net of interest income of $5.8, $6.3, $23.2, $26.3 respectively(1)	2.4	1.6	8.7	4.5
Provision for income taxes	28.8	23.6	117.9	79.3
Depreciation	10.9	21.0	46.9	79.4
Amortization	17.7	14.4	59.5	59.4
EBITDA	$90.3	$(103.6)	$39.8	$(204.5)

Pension and postretirement expense	$11.1	$174.4	$182.2	$388.5
Goodwill impairment	—	—	39.1	—
Certain legal matters, net(2)	(39.2)	11.9	(40.1)	35.7
Environmental matters(1)	7.4	7.0	8.8	24.7
Cost reduction and other expenses, net(3)	9.7	4.5	22.1	13.5
Non-cash share based expense	5.0	4.1	20.9	16.6
Other expense, net adjustment(4)	7.1	2.1	19.3	11.4
Adjusted EBITDA	$91.4	$100.4	$292.1	$285.9

(1) Included in other (expense), net on the consolidated statements of income (loss).
(2) Included in selling, general and administrative expenses and other (expense), net within the consolidated statements of income (loss). For the three months ended and the year ended December 31, 2024, certain legal matters , net include a gain of $40.0 million related to a favorable settlement of a litigation matter. Additionally, for the year ended December 31, 2024, certain legal matters, net include a net gain of $14.9 million related to a favorable judgement received in a Brazilian services tax matter.

(3) Reduced for depreciation and amortization included above.
(4) Other expense, net as reported on the consolidated statements of income (loss) less pension and postretirement expense, interest income and items included in certain legal and environmental matters, cost reduction and other expenses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$545.4	$557.6	$2,008.4	$2,015.4
Net earnings (loss) attributable to Unisys Corporation as a percentage of revenue	5.5%	(29.6)%	(9.6)%	(21.4)%
Non-GAAP net income attributable to Unisys Corporation as a percentage of revenue	4.4%	6.3%	1.6%	2.1%
Adjusted EBITDA as a percentage of revenue	16.8%	18.0%	14.5%	14.2%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating profit	$48.6	$44.0	$97.4	$76.9
Goodwill impairment	—	—	39.1	—
Certain legal matters(1)	0.8	11.4	9.0	35.2
Cost reduction and other expenses(2)	13.6	8.4	29.5	27.4
Pension and postretirement expense(1)	0.3	0.2	1.4	1.3
Non-GAAP operating profit	$63.3	$64.0	$176.4	$140.8

Revenue	$545.4	$557.6	$2,008.4	$2,015.4

Operating profit percent	8.9%	7.9%	4.8%	3.8%
Non-GAAP operating profit percent	11.6%	11.5%	8.8%	7.0%

(1) Included in selling, general and administrative expenses within the consolidated statements of income (loss).
(2) Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss).

EXCLUDING LICENSE AND SUPPORT (EX-L&S) REVENUE AND GROSS PROFIT

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$545.4	$557.6	$2,008.4	$2,015.4
L&S revenue	151.7	144.3	431.5	429.1
Ex-L&S Non-GAAP revenue	$393.7	$413.3	$1,576.9	$1,586.3

Gross profit	$175.0	$181.2	$585.9	$551.3
L&S gross profit	113.1	112.8	308.3	311.3
Ex-L&S Non-GAAP gross profit	$61.9	$68.4	$277.6	$240.0

Gross profit percent	32.1%	32.5%	29.2%	27.4%
Ex-L&S Non-GAAP gross profit percent	15.7%	16.5%	17.6%	15.1%